Exhibit 10.45

THIS FOURTH AMENDMENT (“Fourth Amendment”) TO AMENDED AND RESTATED COAL MINING LEASE AGREEMENT is made and dated on June 30, 2011, but effective April 1, 2011 (“Effective Date”), and is by and between WPP LLC (“Lessor”), a Delaware limited liability company; and WILLIAMSON ENERGY, LLC (“Lessee”), a Delaware limited liability company, each a “Party” and collectively the “Parties.”

W I T N E S S E T H

WHEREAS, Lessor and Lessee entered into that certain “Amended and Restated Coal Mining Lease Agreement” dated as of August 14, 2006 which has been amended by (i) the First Amendment to the Amended and Restated Coal Mining Lease Agreement dated as of May 19, 2008 (“First Amendment”); (ii) the Amendment to Amended and Restated Coal Mining Lease Agreement made and dated on December 18, 2009 (“Second Amendment”); and (iii) the Third Amendment to Amended and Restated Coal Mining Lease Agreement made and dated as of August 12, 2010 (“Third Amendment”), and with such Amended and Restated Coal Mining Lease Agreement, as amended by the First Amendment, the Second Amendment, and the Third Amendment being the “Lease,” wherein and whereby Lessor granted to Lessee certain coal in and under certain lands in Williamson and Franklin Counties, Illinois for the purpose of mining (by any deep or underground mining method including without limitation continuous miner(s) and longwall mining), processing and transporting such coal; and

WHEREAS, the Parties are willing and have agreed to amend the Lease in accordance with the terms, conditions, and provisions of this Fourth Amendment.

NOW, THEREFORE, in consideration of the premises which are not mere recitals but are an integral part hereof and for other good and valuable consideration including without limitation the continuation of the Lease as amended by this Fourth Amendment, the Parties, intending to be legally bound hereby, covenant and agree as follows:

1. Lessor and Lessee hereby agree to add to the “Leased Premises” (as defined in the Lease) for the purpose of mining (by any deep or underground mining method including without limitation continuous miner(s) and longwall mining), processing and transporting, the following coal (as hereafter defined) in and under the Additional

Property (as hereafter defined): all the Springfield No. 5 and Herrin No. 6 Seams of coal contained in and underlying Parcels 1, 2, 3, and 4, as hereafter designated and described, located in parts of Sections 9, 10, 15 and 16, Township 8 South, Range 4 East, of the Third P.M., in Williamson County, Illinois, as follows:

Parcel 1: A part of the Southeast Quarter of said Section 9, being a part of Tax Parcel # 04-09-700-007, commencing at the southeast corner of said Section 9 and being the Point of Beginning; thence North 88 degrees 57 minutes 32 seconds West along and with the south line of said Section 9, a distance of 700.58 feet, more or less; thence North 0 degrees 18 minutes 28 seconds East, a distance of 542.52 feet, more or less; thence South 89 degrees 58 minutes 46 seconds East, a distance of 700.14 feet, more or less, to the east line of the Southeast Quarter of said Section 9; thence South 0 degrees 16 minutes 02 seconds West, a distance of 555 feet, more or less, to the Point of Beginning, containing 8.82 acres, more or less.

Parcel 2: A part of the Southwest Quarter of said Section 10, being a part of Tax Parcel # 04-10-700-004, commencing at the southwest corner of said Section 10 and being the Point of Beginning; thence North 0 degrees 16 minutes 02 seconds East along and with the west line of said Section 10, a distance of 553 feet, more or less; thence North 89 degrees 58 minutes 00 seconds East, a distance of 1,111.91 feet, more or less; thence South 0 degrees 2 minutes 18 seconds East, a distance of 561.77 feet, more or less, to the south line of the Southwest Quarter of said Section 10; thence North 89 degrees 34 minutes 57 seconds West, a distance of 1,114.90 feet, more or less, to the Point of Beginning, containing 14.25 acres, more or less.

Parcel 3: A part of the Northwest Quarter of said Section 15, being a part of Tax Parcel # 04-15-700-001, commencing at the northwest corner of said Section 15 and being the Point of Beginning; thence South 89 degrees 34 minutes 57 seconds East along and with the north line of said Section 15, a distance of 1,114.90 feet, more or less; thence South 0 degrees 02 minutes 18 seconds East, a distance of 2,672.75 feet, more or less; thence South 89 degrees 59 minutes 16 seconds West, a distance of 1,121.90 feet, more or less, to the west line of said Section 15; thence North 0 degrees 06 minutes 44 seconds East, a distance of 2,681.12 feet, more or less, to the Point of Beginning, containing 68.73 acres, more or less.

Parcel 4: A part of the Northeast Quarter of said section 16, being a part of Tax Parcel # 04-16-700-005, commencing at the northeast corner of said Section 16 and being the Point of Beginning; thence South 0 degrees 06 minutes 44 seconds West along and with the east line of said Section 16, a distance of 2,681.90 feet, more or less; thence South 89 degrees 59 minutes 16 seconds West, a distance of 710.19 feet, more or less; thence North 0 degrees 19 minutes 06 seconds East, a distance of 2,694.03 feet, more or less, to the north line of the Northeast Quarter of said Section 16; thence South 88 degrees 57 minutes 32 seconds East, a distance of 700.58 feet, more or less, to the Point of Beginning, containing 43.52 acres, more or less.

The Additional Property, being the above-described Parcel 1, Parcel 2, Parcel 3, and Parcel 4, is generally shown and depicted as the rectangular area outlined with heavy black lines (with “Parcel 1”, “Parcel 2”, “Parcel 3”, and “Parcel 4” and “LEASE ADDITION” printed within such area) on the plat labeled “EXIBIT (sic) A - Lease Exhibit” and bearing “Date: 3/15/2011”, which is attached hereto and made a part hereof.

From and after the Effective Date, the coal in and under the Additional Property shall be part of the Leased Premises and shall be treated and considered to be part of the Leased Premises for all purposes in and under the Lease.

2. Notwithstanding anything in Section 4 of the Lease (“Royalties”) to the contrary, and as additional consideration for this Fourth Amendment, Lessee agrees to pay, in addition to the Tonnage Royalty specified in the Lease, an additional tonnage royalty on certain tons of coal mined and removed from the Leased Premises of $0.50 per ton up to a maximum of 2,680,000 tons (“Additional Royalty”). The Additional Royalty shall be due on tons mined on or after the Effective Date and shall payable pursuant to the terms of payment set forth in the Lease. The Additional Royalty may also be taken as a credit against any applicable Quarterly Deficiency Payment by the methods stated in the Lease.

3. In connection with this Fourth Amendment and all transactions contemplated hereby, each Party agrees, and agrees to cause its affiliates, to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Fourth Amendment and all such transactions.

4. This Fourth Amendment shall be interpreted as mutually drafted by all Parties and shall not be construed more severely against any Party as the preparer of the document.

5. This Fourth Amendment may be executed in any number of counterparts (including facsimile counterparts), all of which taken together shall constitute one and the same instrument and any Party may execute this Fourth Amendment by signing any such counterpart(s).

6. Except as expressly modified and amended in this Fourth Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, each Party has executed this Fourth Amendment as of the Effective Date.

WPP LLC

By:	NRP (OPERATING) LLC its Sole Member

By:	/s/ Kevin J. Craig

Name:	Kevin J. Craig

Title:	Vice President — Business Development

WILLIAMSON ENERGY, LLC

By:	/s/ Donald R. Holcomb

Name:	Donald R. Holcomb

Title:	Authorized Person

STATE OF WEST VIRGINIA,

COUNTY OF CABELL, TO-WIT:

The foregoing instrument was acknowledged, subscribed and sworn to before me this 30th day of June, 2011, by Kevin J. Craig, the Vice President - Business Development of NRP (OPERATING) LLC, the sole member of WPP LLC, a Delaware limited liability company, on behalf of WPP LLC.

My commission expires: November 1, 2018.

/s/ Paddy Sue Gay
Notary Public

[SEAL]

STATE OF WEST VIRGINIA,

COUNTY OF RALEIGH, TO-WIT:

The foregoing instrument was acknowledged, subscribed and sworn to before me this 30th day of June, 2011, by Donald R. Holcomb, the Authorized Person of WILLIAMSON ENERGY, LLC, a Delaware limited liability company, on behalf of WILLIAMSON ENERGY, LLC.

My commission expires: January 11, 2020.

/s/ Patricia A. Cantley
Notary Public

[SEAL]

T8S R4E
9
T8S R4E
10
Parcel 1
Parcel 2
LEASE ADDITION
Parcel 4
Parcel 3
Thompsonville Rd
T8S R4E
16
Malone Rd
T8S R4E
15
Shooting Club Ln
Corinth Rd

All that part of the Springfield No. 5 and Herrin No. 6 Seams contained in Parcels 1-4, being in Sections 9, 10, 15 and 16, Township 8 South, Range 4 East, of the Third P.M., all located in Williamson County, Illinois, as further described on Attachment A to Exhibit A.

Generally described as follows:

Parcel 1, being a part of the Southeast Quarter of said Section 9.
Parcel 2, being a part of the Southwest Quarter of said Section 10.
Parcel 3, being a part of the Northwest Quarter of said Section 15.
Parcel 4, being a part of the Northeast Quarter of said Section 16.

EXIBIT A - Lease Exhibit

County Roads

Section Centers (15)

Section Lines

Scale: 1" = 1,000' Date: 3/15/2011